Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Liquidmetal Technologies, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 5, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ SingerLewak LLP

Los Angeles, California

August 28, 2014